EXHIBIT 99.1

Heritage-Crystal Clean, Inc. Announces 2018 Second Quarter Financial Results

Highlights:

  Revenue for the second quarter was $100.3 million which represents a record high for a 12-week quarter and an increase of 16.1%, or $13.9 million, compared to the same quarter of 2017.

  Environmental Services segment second quarter revenue of $64.4 million represents growth of 17.0% compared to the second quarter of 2017 and is a record high for a 12-week quarter.

  Oil Business segment operating margin was a record high of $4.7 million, or 13.0%, on revenue of $35.9 million in the second quarter.

  EBITDA for the second quarter was $12.2 million.

  Adjusted EBITDA of $13.7 million represents a record for a 12-week quarter.

  Diluted earnings per share for the second quarter was $0.26, and adjusted diluted earnings per share of $0.27 is a record for a 12-week quarter.

ELGIN, Ill., July 25, 2018 (GLOBE NEWSWIRE) -- Heritage-Crystal Clean, Inc. (Nasdaq:HCCI), a leading provider of parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services primarily focused on small and mid-sized customers, today announced results for the second quarter which ended June 16, 2018.

Second Quarter Review

Revenues for the second quarter of 2018 were $100.3 million compared to $86.4 million for the same quarter of 2017, an increase of 16.1%.

Operating margin decreased to 21.1% compared to 22.9% in the second quarter of 2017 mainly driven by higher costs in our Environmental Services segment. Our second quarter SG&A expense as a percentage of revenue decreased to 12.3% compared to 13.2% for the second quarter of 2017 mainly driven by higher revenue, partially offset by higher severance and share-based compensation expense.

Net income attributable to common shareholders for the second quarter was $6.0 million compared to net income attributable to common shareholders of $6.9 million in the year earlier quarter. Basic earnings per share was $0.26 in the second quarter of fiscal 2018 compared to basic earnings per share of $0.31 in the second quarter of fiscal 2017. Earnings during the second quarter of 2017 were favorably impacted by a settlement with the sellers of FCC Environmental of $3.6 million on a pre-tax basis and $0.11 per diluted share on an after tax basis.

Segments

Our Environmental Services segment includes parts cleaning, containerized waste, vacuum services, antifreeze recycling, and field services. Environmental Services revenue was $64.4 million during the quarter compared to $55.1 million during the second quarter of fiscal 2017. The increase in revenue was driven by growth in all of our service lines with the strongest growth in field services. Environmental Services operating margin was 25.6% compared to 30.3% in 2017, but increased from 23.1% in the first quarter of 2018. As outlined in our first quarter 2018 earnings conference call, the decline in operating margin was primarily due to higher disposal and labor costs during the quarter.

President and CEO Brian Recatto commented, "We are very excited about the record revenue our branch sales and service team produced during the second quarter. As anticipated, we improved our operating margin in the Environmental Services segment compared to the first quarter of 2018. We continue to work toward our goal of bringing operating margins back to the level experienced during the second half of 2017."

Our Oil Business segment includes used oil collection activities, sales of recycled fuel oil, and re-refining activities. During the second quarter of fiscal 2018, Oil Business revenues increased 14.6% to $35.9 million compared to $31.3 million in the second quarter of fiscal 2017. The increase in revenue was due to stronger base oil pricing and higher volumes of base oil gallons sold. Oil Business segment operating margin was 13.0% in the second quarter of 2018 compared to 9.9% in the second quarter of fiscal 2017. Higher operating margin was due to improved catalyst utilization, and better leveraging of labor and maintenance costs as a result of record base oil production at our re-refinery.

Recatto commented, "During the second quarter, record breaking production at our re-refinery allowed us to generate the highest Oil Business segment operating margin since we began producing base oil at the re-refinery."

Safe Harbor Statement

All references to the “Company,” “we,” “our,” and “us” refer to Heritage-Crystal Clean, Inc., and its subsidiaries.

This release contains forward-looking statements that are based upon current management expectations. Generally, the words "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will be," "will continue," "will likely result," "would" and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: general economic conditions and downturns in the business cycles of automotive repair shops, industrial manufacturing businesses and small businesses in general; increased solvent, fuel and energy costs and volatility in the price of crude oil, the selling price of lubricating base oil, solvent, fuel, energy, and commodity costs; our ability to successfully integrate businesses that we acquire; our ability to enforce our rights under the FCC Environmental purchase agreement; our ability to pay our debt when due and comply with our debt covenants; our ability to successfully operate our used oil re-refinery and to cost effectively collect or purchase used oil or generate operating results; increased market supply or decreased demand for base oil; further consolidation and/or declines in the United States automotive repair and manufacturing industries; the impact of extensive environmental, health and safety and employment laws and regulations on our business; legislative or regulatory requirements or changes adversely affecting our business; competition in the industrial and hazardous waste services industries and from other used oil processing facilities including other re-refineries; claims and involuntary shutdowns relating to our handling of hazardous substances; the value of our used solvents and oil inventory, which may fluctuate significantly; our ability to expand our non-hazardous programs for parts cleaning; our dependency on key employees; our level of indebtedness, which could affect our ability to fulfill our obligations, impede the implementation of our strategy, and expose us to interest rate risk; our ability to effectively manage our extended network of branch locations; the control of The Heritage Group over the Company; and the risks identified in our Annual Report on Form 10-K filed with the SEC on March 1, 2018 and subsequent filings with the SEC. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ. The information in this release should be read in light of such risks and in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this release.

About Heritage-Crystal Clean, Inc.

Heritage-Crystal Clean, Inc. provides parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services primarily to small and mid-sized customers in the vehicle maintenance sector as well as manufacturers and other industrial businesses. Our service programs include parts cleaning, containerized waste management, used oil collection and re-refining, vacuum truck services, waste antifreeze collection, recycling and product sales, and field services. These services help our customers manage their used chemicals and liquid and solid wastes, while also helping to minimize their regulatory burdens.  Our customers include businesses involved in vehicle maintenance operations, such as car dealerships, automotive repair shops, and trucking firms, as well as small-to-medium sized manufacturers, such as metal product fabricators and printers, and other industrial businesses. Through our used oil re-refining program, we recycle used oil into high quality lubricating base oil, and we are a supplier to firms that produce and market finished lubricants. Through our antifreeze program we recycle spent antifreeze and produce a full line of virgin-quality antifreeze products. Heritage-Crystal Clean, Inc. is headquartered in Elgin, Illinois, and operates through 89 branches serving over 90,000 customer locations.

Conference Call

The Company will host a conference call on Thursday, July 26, 2018 at 9:30 AM Central Time, during which management will give a brief presentation focusing on the Company's operations and financial results. Interested parties can listen to the audio webcast available through our company website, http://crystal-clean.com/investor-relations/, and can participate in the call by dialing (720) 545-0014.

The Company uses its website to make information available to investors and the public at www.crystal-clean.com.

CONTACT

Mark DeVita, Chief Financial Officer, at (847) 836-5670

Heritage-Crystal Clean, Inc.
Condensed Consolidated Balance Sheets
(In Thousands, Except Share and Par Value Amounts)
(Unaudited)

	June 16, 2018	December 30, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$41,831	$41,889
Accounts receivable - net	53,907	45,491
Inventory - net	26,931	21,639
Other current assets	5,040	5,895
Total Current Assets	127,709	114,914
Property, plant and equipment - net	131,555	128,119
Equipment at customers - net	23,851	23,312
Software and intangible assets - net	15,905	16,732
Goodwill	34,125	31,580
Total Assets	$333,145	$314,657

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$35,166	$25,568
Contract liabilities - net	208	—
Accrued salaries, wages, and benefits	4,181	6,386
Taxes payable	6,475	5,787
Other current liabilities	4,521	2,690
Total Current Liabilities	50,551	40,431
Long-term debt	28,884	28,744
Deferred income taxes	11,260	9,556
Total Liabilities	$90,695	$78,731

STOCKHOLDERS' EQUITY:
Common stock - 26,000,000 shares authorized at $0.01 par value, 23,042,972 and 22,891,674 shares issued and outstanding at June 16, 2018 and December 30, 2017, respectively	$230	$229
Additional paid-in capital	194,774	193,640
Retained earnings	46,970	41,359
Total Heritage-Crystal Clean, Inc. Stockholders' Equity	241,974	235,228
Noncontrolling interest	476	698
Total Equity	$242,450	$235,926
Total Liabilities and Stockholders' Equity	$333,145	$314,657

Heritage-Crystal Clean, Inc.
Condensed Consolidated Statements of Income
(In Thousands, Except per Share Amounts)
(Unaudited)

	Second Quarter Ended,		First Half Ended,
	June 16, 2018	June 17, 2017	June 16, 2018	June 17, 2017

Revenues
Product revenues	$40,289	$31,832	$69,299	$58,812
Service revenues	60,014	54,550	114,151	108,023
Total revenues	$100,303	$86,382	$183,450	$166,835

Operating expenses
Operating costs	$76,272	$63,270	$144,658	$124,560
Selling, general, and administrative expenses	11,522	10,575	22,544	22,916
Depreciation and amortization	3,659	4,184	7,302	8,316
Other expense (income) - net	341	(3,027)	729	(8,033)
Operating income	8,509	11,380	8,217	19,076
Interest expense – net	240	412	486	499
Income before income taxes	8,269	10,968	7,731	18,577
Provision for income taxes	2,149	3,982	1,713	6,774
Net income	6,120	6,986	6,018	11,803
Income attributable to noncontrolling interest	121	52	139	105
Net income attributable to Heritage-Crystal Clean, Inc. common stockholders	$5,999	$6,934	$5,879	$11,698

Net income per share: basic	$0.26	$0.31	$0.26	$0.52
Net income per share: diluted	$0.26	$0.30	$0.25	$0.51

Number of weighted average shares outstanding: basic	23,029	22,506	22,995	22,430
Number of weighted average shares outstanding: diluted	23,361	22,832	23,246	22,729

Heritage-Crystal Clean, Inc.
Reconciliation of Operating Segment Information
(Unaudited)

Second Quarter Ended,
June 16, 2018

(thousands)	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated
Revenues
Product revenues	$7,521	$32,768	$—	$40,289
Service revenues	56,924	3,090	—	60,014
Total revenues	$64,445	$35,858	$—	$100,303
Operating expenses
Operating costs	46,456	29,816	—	76,272
Operating depreciation and amortization	1,502	1,389	—	2,891
Profit before corporate selling, general, and administrative expenses	$16,487	$4,653	$—	$21,140
Selling, general, and administrative expenses			11,522	11,522
Depreciation and amortization from SG&A			768	768
Total selling, general, and administrative expenses			$12,290	$12,290
Other expense - net			341	341
Operating income				8,509
Interest expense – net			240	240
Income before income taxes				$8,269

Second Quarter Ended,
June 17, 2017

(thousands)	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated
Revenues
Product revenues	$5,868	$25,964	$—	$31,832
Service revenues	49,225	5,325	—	54,550
Total revenues	$55,093	$31,289	$—	$86,382
Operating expenses
Operating costs	36,601	26,669	—	63,270
Operating depreciation and amortization	1,801	1,535	—	3,336
Profit before corporate selling, general, and administrative expenses	$16,691	$3,085	$—	$19,776
Selling, general, and administrative expenses			10,575	10,575
Depreciation and amortization from SG&A			848	848
Total selling, general, and administrative expenses			$11,423	$11,423
Other (income) - net			(3,027)	(3,027)
Operating income				11,380
Interest expense – net			412	412
Income before income taxes				$10,968

First Half Ended,
June 16, 2018

(thousands)	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Revenues
Product revenues	$13,964	$55,335	$—	$69,299
Service revenues	107,956	6,195	—	114,151
Total revenues	$121,920	$61,530	$—	$183,450
Operating expenses
Operating costs	89,181	55,477	—	144,658
Operating depreciation and amortization	2,992	2,777	—	5,769
Profit before corporate selling, general, and administrative expenses	$29,747	$3,276	$—	$33,023
Selling, general, and administrative expenses			22,544	22,544
Depreciation and amortization from SG&A			1,533	1,533
Total selling, general, and administrative expenses			$24,077	$24,077
Other expense - net			729	729
Operating income				8,217
Interest expense – net			486	486
Income before income taxes				$7,731

First Half Ended,
June 17, 2017
(thousands)	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Revenues
Product revenues	$11,592	$47,220	$—	$58,812
Service revenues	96,716	11,307	—	108,023
Total revenues	$108,308	$58,527	$—	$166,835
Operating expenses
Operating costs	73,121	51,439	—	124,560
Operating depreciation and amortization	3,547	3,070	—	6,617
Profit before corporate selling, general, and administrative expenses	$31,640	$4,018	$—	$35,658
Selling, general, and administrative expenses			22,916	22,916
Depreciation and amortization from SG&A			1,699	1,699
Total selling, general, and administrative expenses			$24,615	$24,615
Other (income) - net			(8,033)	(8,033)
Operating income				19,076
Interest expense – net			499	499
Income before income taxes				$18,577

Heritage-Crystal Clean, Inc.
Reconciliation of our Net Income Determined in Accordance with U.S. GAAP to Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) and to Adjusted EBITDA
(Unaudited)

	Second Quarter Ended,		First Half Ended,

(thousands)	June 16, 2018	June 17, 2017	June 16, 2018	June 17, 2017
Net income	$6,120	$6,986	$6,018	$11,803

Interest expense - net	240	412	486	499

Provision for income taxes	2,149	3,982	1,713	6,774

Depreciation and amortization	3,659	4,184	7,302	8,316

EBITDA (a)	$12,168	$15,564	$15,519	$27,392

Non-cash compensation (b)	1,042	679	1,869	1,346

Gain from Arbitration award (c)	—	—	—	(5,136)

Gain from settlement with sellers of FCCE (d)	—	(3,600)	—	(3,600)

Severance (e)	532	186	659	181

Adjusted EBITDA (f)	$13,742	$12,829	$18,047	$20,183

(a)	EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization. We have presented EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by analysts, investors, our lenders, and other interested parties in the evaluation of companies in our industry. Management uses EBITDA as a measurement tool for evaluating our actual operating performance compared to budget and prior periods. Other companies in our industry may calculate EBITDA differently than we do. EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments on our debt;

EBITDA does not reflect tax expense or the cash requirements necessary to pay for tax obligations; and

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using EBITDA only as a supplement.

(b)	Non-cash compensation expenses which are recorded in SG&A.

(c)	Gain from partial award for claims made in our arbitration related to our acquisition of FCC Environmental and International Petroleum Corp. in 2014.

(d)	Settlement of disputes related to the acquisition of FCC Environmental and International Petroleum Corp. of Delaware.

(e)	Severance charges related to employee separations.

(f)	We have presented Adjusted EBITDA because we consider it an important supplemental measure of our performance and believe it may be used by analysts, investors, our lenders, and other interested parties in the evaluation of our performance. Other companies in our industry may calculate Adjusted EBITDA differently than we do. Adjusted EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

Use of Non-GAAP Financial Measures

Adjusted net earnings (loss) and adjusted net earnings (loss) per share are non-GAAP financial measures. Non-GAAP financial measures should be considered in addition to, but not as substitute for, financial measures prepared in accordance with GAAP. Management believes that adjusted net earnings and adjusted net earnings per share provide investors and management useful information about the earnings impact of the settlement received in the second fiscal quarter of 2018 and 2017.

Reconciliation of our Net Earnings and Net Earnings Per Share Determined in Accordance with U.S. GAAP to our Non-GAAP Adjusted Net Earnings and Non-GAAP Adjusted Net Earnings Per Share
(In thousands, except per share amounts)

	Second Quarter Ended,

	June 16, 2018	June 17, 2017

GAAP net earnings	$6,120	$6,986

Severance (a)	532	186

Net tax effect on severance	(138)	(68)

Gain from settlement with sellers of FCCE (b)	—	(3,600)

Net tax effect of Gain from settlement with sellers of FCCE	—	1,172

Adjusted net earnings	$6,514	$4,676

GAAP diluted earnings per share	$0.26	$0.30

Severance per share	0.02	0.01

Net tax effect per share of severance	(0.01)	—

Gain from settlement with sellers of FCCE	—	(0.16)

Net tax effect per share on Gain from settlement with sellers of FCCE	—	0.05

Adjusted diluted earnings per share	$0.27	$0.20

(a) Severance charges related to employee separations.

(b) Settlement from the acquisition of FCC Environmental and International Petroleum Corp. of Delaware.